Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2020 Nine Month Financial Results

MIDDLEFIELD, OHIO, October 21, 2020 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and nine months ended September 30, 2020.

2020 Nine Month Financial Highlights (on a year-over-year basis unless noted):

•	Net interest income up 3.3% to $32.1 million

•	Third quarter net interest income up 7.4% to $11.4 million

•	Noninterest income increased 23.9% to $4.4 million

•

Net income totaled $5.9 million, as the year-to-date provision for loan losses increased from $0.4 million to $7.7 million primarily due to the COVID-19 crisis and the resolution of an isolated commercial loan

•	Book value per share was up 5.3% to a record $22.27 per share

•	Tangible book value(1) per share was up 6.2% to $19.63 per share

•	Total loans increased 1.3% to $1.12 billion during the quarter, from $1.11 billion at June 30, 2020

•	Allowance for loan losses to nonperforming loans was 169.8%, compared to 69.6%

•	Middlefield remains well capitalized with an equity to assets ratio of 10.4% at September 30, 2020

Thomas G. Caldwell, President and Chief Executive Officer, stated: “Middlefield continues to achieve favorable financial results and strong operating performance despite the continued economic impacts of the COVID-19 pandemic. Third quarter financial results benefitted from a 35.0% year-over-year improvement in our cost of funds, a 63.9% year-over-year increase in noninterest income, and an 8.5% year-over-year reduction in noninterest expense. In addition, our third quarter net interest margin increased eight basis points from June 30, 2020.”

“As you can see, we remain focused on managing items under our control, however, Middlefield is not immune from the economic challenges the COVID-19 crisis has had on our customers and communities. During the third quarter, profitability was impacted by a $4.0 million provision for loan losses as we continue increasing our allowance for loan losses primarily due to the COVID-19 pandemic and its effect on the economy, as well as the resolution of an isolated commercial loan.”

“We remain committed to pursuing strategies that support our long-term growth plan, prudently manage risk, and create sustainable value for our shareholders. The growth in loans and deposits over the past three months is encouraging and demonstrates our ability to provide compelling and community-oriented financial services throughout our Northeast Ohio and Central Ohio markets. We are also working to enhance our relationships with new commercial customers that we obtained through the PPP process and we are helping customers through loan forgiveness. In addition, we believe we have additional opportunities to grow noninterest income, further reduce our cost of funds, and manage noninterest expenses in the coming quarters. Our customers have demonstrated their resolve throughout this uncertain economic period, and I want to thank our employees for their dedication serving our local communities,” concluded Mr. Caldwell.

Income Statement

For the 2020 nine months, net interest income increased 3.3% to $32.1 million, compared to $31.1 million for the same period last year. Year-to-date, the net interest margin was 3.56%, compared to 3.69% for the same period last year. Net interest income for the 2020 third quarter was $11.4 million, compared to $10.6 million for the 2019 third quarter. The 7.4% increase in net interest income for the 2020 third quarter was largely a result of a 35.0% decrease in total interest expense. The net interest margin for the 2020 third quarter was 3.57%, compared to 3.72% for the same period of 2019, and 3.49% at June 30, 2020.

For the 2020 nine months, noninterest income increased 23.9% to $4.4 million, compared to $3.5 million for the same period last year primarily due to increased gains on sale of loans. Noninterest income for the 2020 third quarter increased 63.9% to $1.8 million, compared to $1.1 million for the same period last year.

For the 2020 nine months, noninterest expense decreased 3.1% to $22.0 million, compared to $22.7 million for the same period last year. Noninterest expense in the 2020 third quarter decreased 8.5% to $7.0 million from $7.7 million for the 2019 third quarter.

Net income for the 2020 nine months ended September 30, 2020, was $5.9 million, or $0.92 per diluted share, compared to $9.6 million, or $1.47 per diluted share for the same period last year. The decline in net income for the nine months ended September 30, 2020, was primarily due to a $7.3 million increase in the year-to-date provision for loan losses as a result of the COVID-19 crisis and the resolution of an isolated commercial loan. Net income for the 2020 third quarter ended September 30, 2020, was $1.9 million, or $0.29 per diluted share, compared to $3.3 million, or $0.50 per diluted share for the same period last year. The 2020 third quarter provision for loan losses increased $3.9 million, from the prior year period.

Balance Sheet

Total assets at September 30, 2020, increased 6.6% to approximately $1.36 billion from $1.28 billion at September 30, 2019. Net loans at September 30, 2020, were $1.11 billion, compared to $992.3 million at September 30, 2019, and $977.5 million at December 31, 2019. The 12.2% year-over-year improvement in net loans was primarily a result of PPP loans originated during the second and third quarters, as well as organic loan growth.

Total deposits at September 30, 2020, were $1.19 billion, compared to $1.03 billion at September 30, 2019. The 15.4% increase in deposits was driven by PPP deposits and pandemic uncertainty. The investment portfolio, which is entirely classified as available for sale, was $113.0 million at September 30, 2020, compared with $105.0 million at September 30, 2019.

Donald L. Stacy, Chief Financial Officer stated, “Our allowance for loan losses to total loans was 1.01% at September 30, 2020, compared to 0.70% at September 30, 2019. During the quarter, asset quality was negatively affected by one large legacy credit of $2.7 million in the Central Ohio market, which was charged-off during the quarter. The issue is isolated to this borrower and was previously disclosed in early 2019. It is not indicative of a trend in the market, portfolio or an issue in underwriting.”

“Overall asset quality remains positive especially given the economic challenges and uncertainty facing many of our communities. Loans in deferral status declined 70% from $214.8 million at June 30, 2020, to $63.5 million at September 30, 2020. We are closely monitoring our loan portfolio, especially loans within at-risk categories. At September 30, 2020, no restaurant customers were seeking additional deferrals, while only half of the loans in second deferral status were within the hospitality segment. All hotel customers are long-standing customers, operate brand name properties in compelling markets, and our hotel portfolio has an average loan-to-value of 53%. Overall, the quality of our retail portfolio remains solid and appears to not be significantly impacted by the current difficult economic environment. While our exposure to the hotel and retail sectors will impact near-term asset quality, we are comfortable with our current hotel and retail performance. We are doing everything we can to support all our customers and communities impacted by the COVID-19 crisis.”

Stockholders’ Equity and Dividends

At the end of the 2020 third quarter, shareholders’ equity increased 4.5% to $142.1 million compared to $135.9 million at September 30, 2019. On a per share basis, shareholders’ equity at September 30, 2020, was $22.27 compared to $21.16 at the same period last year.

Tangible stockholders’ equity(1) increased 5.5% to $125.2 million for the 2020 third quarter, compared to $118.7 million at September 30, 2019. On a per-share basis, tangible stockholders’ equity(1) was $19.63 at September 30, 2020, compared to $18.48 at September 30, 2019.

For the nine-month period ended September 30, 2020, the Company declared cash dividends of $0.45 per share, compared to $0.42 per share for the same period last year.

At September 30, 2020, the Company had an equity to assets leverage ratio of 10.41%, compared to 10.61% at September 30, 2019.

Asset Quality

The provision for loan losses for the 2020 third quarter was $4.0 million versus $80,000 for the same period last year. Most of the increased provision is the result of increases to the economic conditions qualitative factors and higher charge-off during the quarter. Nonperforming assets at September 30, 2020, were $14.1 million, compared to $10.1 million at September 30, 2019.

Net charge-offs for the 2020 third quarter were $2.9 million, or 1.01% of average loans, annualized, compared to $0.4 million, or 0.15% of average loans, annualized at September 30, 2019. This was primarily the result of resolving a large problem commercial loan that was transferred to other real estate during the quarter. Year-to-date net charge-offs were $3.1 million, or 0.39% of average loans, annualized compared to $0.9 million, or 0.11% of average loans, annualized for the same period last year.

The allowance for loan losses at September 30, 2020, stood at $11.4 million, or 1.01% of total loans, compared to $7.0 million, or 0.70% of total loans at September 30, 2019.

COVID-19 Update

The Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, was signed into law on March 27, 2020, and as a qualified SBA lender, we were automatically authorized to originate PPP loans. As of September 30, 2020, we approved 1,414 applications for up to $143.8 million of loans under the PPP.

As of September 30, 2020, we modified 41 loans aggregating $63.5 million primarily consisting of the deferral of principal and interest payments and the extension of the maturity date, compared to 362 loans aggregating $214.8 million at June 30, 2020.

Details with respect to second deferral loan modifications are as follows:

Second Deferrals
Loan Type	Number of Loans	Balance (in thousands)	% of Total Loans
Retail	10	$18,638	1.65%
Multifamily & Residential NOO	—	—	—
Ambulatory Care, Nursing/ Rehabilitation and Social Assistance	1	9,672	0.86%
Hospitality & tourism	15	31,707	2.81%
Restaurant/food service/bar	—	—	—
Other	4	$499	0.04%

Total	30	$60,516	5.37%

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.36 billion at September 30, 2020. The bank operates 16 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) the effect of the COVID-19 pandemic, including on our credit quality and business operations, as well as its impact on general economic and financial market conditions; (8) changes in the securities markets; or (9) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Balance Sheets (period end)	2020	2020	2020	2019	2019
ASSETS
Cash and due from banks	$46,097	$55,766	$53,533	$35,113	$118,956
Federal funds sold	6,884	2,520	1,800	—	1,069

Cash and cash equivalents	52,981	58,286	55,333	35,113	120,025
Equity securities, at fair value	553	581	550	710	628
Investment securities available for sale, at fair value	112,968	112,529	102,959	105,733	105,041
Loans held for sale	10,457	4,151	513	1,220	791
Loans:
Commercial real estate:
Owner occupied	107,342	110,134	113,272	102,386	106,839
Non-owner occupied	310,512	300,577	292,775	302,180	312,049
Multifamily	39,622	37,604	52,276	62,028	70,633
Residential real estate	222,237	227,427	233,900	234,798	236,280
Commercial and industrial	258,313	240,096	106,797	89,527	85,861
Home equity lines of credit	115,223	117,196	114,933	112,248	111,459
Construction and other	60,613	66,015	71,186	66,680	60,957
Consumer installment	10,534	11,210	12,861	14,411	15,204

Total loans	1,124,396	1,110,259	998,000	984,258	999,282
Less allowance for loan and lease losses	11,359	10,210	9,244	6,768	7,001

Net loans	1,113,037	1,100,049	988,756	977,490	992,281
Premises and equipment, net	18,633	18,962	17,653	17,874	17,182
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	1,807	1,890	1,973	2,056	2,141
Bank-owned life insurance	16,832	16,723	16,618	16,511	16,403
Accrued interest receivable and other assets	22,470	15,078	14,513	10,697	11,015

TOTAL ASSETS	$1,364,809	$1,343,320	$1,213,939	$1,182,475	$1,280,578

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
LIABILITIES
Deposits:
Noninterest-bearing demand	$268,838	$270,738	$206,372	$191,370	$199,235
Interest-bearing demand	179,080	136,722	125,184	107,844	107,033
Money market	184,936	168,842	156,556	160,826	155,419
Savings	231,696	218,545	175,468	192,003	182,005
Time	329,413	363,420	340,130	368,800	390,721

Total deposits	1,193,963	1,158,267	1,003,710	1,020,843	1,034,413
Short-term borrowings	—	20,417	60,000	5,075	92,000
Other borrowings	17,100	17,162	12,662	12,750	12,359
Accrued interest payable and other liabilities	11,690	6,779	4,880	6,032	5,893

TOTAL LIABILITIES	1,222,753	1,202,625	1,081,252	1,044,700	1,144,665

STOCKHOLDERS’ EQUITY *
Common stock, no par value; 10,000,000 shares authorized, 7,307,472 shares issued, 6,378,110 shares outstanding as of September 30, 2020	86,871	86,722	86,722	86,617	86,617
Retained earnings	68,046	67,150	65,140	65,063	62,886
Accumulated other comprehensive income (loss)	4,077	3,761	(2,237)	1,842	2,157
Treasury stock, at cost; 929,362 shares as of September 30, 2020	(16,938)	(16,938)	(16,938)	(15,747)	(15,747)

TOTAL STOCKHOLDERS’ EQUITY	142,056	140,695	132,687	137,775	135,913

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,364,809	$1,343,320	$1,213,939	$1,182,475	$1,280,578

*	All share and per share information has been adjusted for a two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Statements of Income	2020	2020	2020	2019	2019	2020	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,603	$12,281	$12,078	$12,392	$12,804	$36,962	$37,998
Interest-earning deposits in other institutions	8	7	94	124	193	109	549
Federal funds sold	—	—	21	22	24	21	56
Investment securities:
Taxable interest	249	206	157	197	206	612	599
Tax-exempt interest	618	634	629	661	613	1,881	1,731
Dividends on stock	29	27	30	40	45	86	156

Total interest and dividend income	13,507	13,155	13,009	13,436	13,885	39,671	41,089

INTEREST EXPENSE
Deposits	2,106	2,336	2,865	3,014	3,173	7,307	9,395
Short-term borrowings	14	32	35	34	42	81	334
Other borrowings	28	62	76	80	92	166	283

Total interest expense	2,148	2,430	2,976	3,128	3,307	7,554	10,012

NET INTEREST INCOME	11,359	10,725	10,033	10,308	10,578	32,117	31,077
Provision for loan losses	4,000	1,000	2,740	460	80	7,740	430

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,359	9,725	7,293	9,848	10,498	24,377	30,647

NONINTEREST INCOME
Service charges on deposit accounts	691	566	553	577	571	1,810	1,609
Investment securities gains on sale, net	—	—	—	—	4	—	194
(Loss) gain on equity securities	(28)	31	(160)	82	(32)	(157)	12
Earnings on bank-owned life insurance	109	105	107	108	109	321	323
Gains on sale of loans	660	381	114	148	128	1,155	285
Other income	379	412	460	390	325	1,251	1,113

Total noninterest income	1,811	1,495	1,074	1,305	1,105	4,380	3,536

NONINTEREST EXPENSE
Salaries and employee benefits	3,597	4,076	3,524	4,049	4,272	11,197	12,474
Occupancy expense	497	483	550	580	535	1,530	1,584
Equipment expense	363	307	273	270	244	943	770
Data processing costs	683	684	666	614	580	2,033	1,594
Ohio state franchise tax	282	281	268	262	262	831	782
Federal deposit insurance expense	123	74	123	—	—	320	230
Professional fees	289	369	349	448	401	1,007	1,235
Advertising expense	217	217	209	128	202	643	605
Software amortization expense	70	74	141	159	182	285	206
Core deposit intangible amortization	83	83	83	85	86	249	256
Other expense	818	1,041	1,066	783	909	2,925	2,919

Total noninterest expense	7,022	7,689	7,252	7,378	7,673	21,963	22,655

Income before income taxes	2,148	3,531	1,115	3,775	3,930	6,794	11,528
Income taxes	295	565	74	634	661	934	1,958

NET INCOME	$1,853	$2,966	$1,041	$3,141	$3,269	$5,860	$9,570

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Per common share data (5)
Net income per common share - basic	$0.29	$0.47	$0.16	$0.48	$0.51	$0.92	$1.48
Net income per common share - diluted	$0.29	$0.46	$0.16	$0.48	$0.50	$0.92	$1.47
Dividends declared per share	$0.15	$0.15	$0.15	$0.15	$0.14	$0.45	$0.42
Book value per share (period end)	$22.27	$22.09	$20.83	$21.45	$21.16	$22.27	$21.16
Tangible book value per share (period end) (2) (3)	$19.63	$19.43	$18.16	$18.78	$18.48	$19.63	$18.48
Dividends declared	$957	$956	$964	$964	$900	$2,877	$2,721
Dividend yield	3.09%	2.91%	3.82%	2.28%	2.37%	3.11%	2.40%
Dividend payout ratio	51.65%	32.23%	92.60%	30.69%	27.53%	49.10%	28.43%
Average shares outstanding - basic	6,376,291	6,369,467	6,417,109	6,423,543	6,458,258	6,387,581	6,486,202
Average shares outstanding - diluted	6,385,765	6,388,118	6,429,443	6,455,387	6,479,066	6,397,674	6,506,838
Period ending shares outstanding	6,378,110	6,369,467	6,369,467	6,423,630	6,423,130	6,378,110	6,423,130

Selected ratios
Return on average assets	0.54%	0.90%	0.35%	1.04%	1.07%	0.61%	1.06%
Return on average equity	5.04%	8.56%	3.01%	8.87%	9.41%	5.48%	9.52%
Return on average tangible common equity (2) (4)	5.70%	9.76%	3.43%	10.11%	10.76%	6.22%	10.93%
Efficiency (1)	51.96%	61.29%	63.47%	61.75%	63.93%	58.59%	63.75%
Equity to assets at period end	10.41%	10.47%	10.93%	11.65%	10.61%	10.41%	10.61%
Noninterest expense to average assets	0.52%	0.58%	0.61%	0.61%	0.64%	1.70%	1.88%

(1)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity
(5)	All share and per share information has been adjusted for the two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Nine Months Ended
Yields	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Interest-earning assets:
Loans receivable (2)	4.48%	4.53%	4.95%	4.97%	5.10%	4.64%	5.09%
Investment securities (2)	3.66%	3.76%	3.62%	3.94%	3.71%	3.68%	3.71%
Interest-earning deposits with other banks	0.27%	0.23%	1.40%	1.65%	2.31%	0.56%	2.26%
Total interest-earning assets	4.23%	4.27%	4.69%	4.75%	4.86%	4.38%	4.86%
Deposits:
Interest-bearing demand deposits	0.32%	0.35%	0.42%	0.41%	0.39%	0.36%	0.35%
Money market deposits	0.70%	0.93%	1.41%	1.41%	1.43%	1.00%	1.47%
Savings deposits	0.20%	0.21%	0.50%	0.62%	0.68%	0.29%	0.73%
Certificates of deposit	1.77%	2.00%	2.12%	2.18%	2.18%	1.97%	2.24%
Total interest-bearing deposits	0.93%	1.11%	1.39%	1.43%	1.48%	1.14%	1.50%
Non-Deposit Funding:
Borrowings	0.45%	0.53%	1.62%	2.52%	3.03%	0.73%	2.65%
Total interest-bearing liabilities	0.91%	1.07%	1.40%	1.46%	1.51%	1.12%	1.54%
Cost of deposits	0.72%	0.85%	1.13%	1.15%	1.20%	0.89%	1.21%
Cost of funds	0.71%	0.83%	1.14%	1.17%	1.23%	0.88%	1.25%
Net interest margin (1)	3.57%	3.49%	3.63%	3.66%	3.72%	3.56%	3.69%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
Asset quality data	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$6,690	$9,803	$8,405	$8,879	$10,053
Other real estate owned	7,391	687	456	155	89

Nonperforming assets	$14,081	$10,490	$8,861	$9,034	$10,142

Allowance for loan losses	$11,359	$10,210	$9,244	$6,768	$7,001
Allowance for loan losses/total loans	1.01%	0.92%	0.93%	0.69%	0.70%
Net charge-offs:
Quarter-to-date	$2,851	$34	$264	$693	$383
Year-to-date	3,149	298	264	1,550	857
Net charge-offs to average loans, annualized:
Quarter-to-date	1.01%	0.01%	0.11%	0.28%	0.15%
Year-to-date	0.39%	0.06%	0.11%	0.16%	0.11%
Nonperforming loans/total loans	0.59%	0.88%	0.84%	0.90%	1.01%
Allowance for loan losses/nonperforming loans	169.79%	104.15%	109.98%	76.22%	69.64%
Nonperforming assets/total assets	1.03%	0.78%	0.73%	0.76%	0.79%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity *	For the Three Months Ended					For the Nine Months Ended
(Dollar amounts in thousands, unaudited)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Stockholders’ Equity	$142,056	$140,695	$132,687	$137,775	$135,913	$142,056	$135,913
Less Goodwill and other intangibles	16,878	16,961	17,044	17,127	17,212	16,878	17,212

Tangible Common Equity	$125,178	$123,734	$115,643	$120,648	$118,701	$125,178	$118,701

Shares outstanding	6,378,110	6,369,467	6,369,467	6,423,630	6,423,130	6,378,110	6,423,130

Tangible book value per share	$19.63	$19.43	$18.16	$18.78	$18.48	$19.63	$18.48

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Average Stockholders’ Equity	$146,253	$139,287	$139,208	$140,475	$137,843	$142,949	$134,376
Less Average Goodwill and other intangibles	16,919	17,002	17,085	17,169	17,254	17,002	17,338

Average Tangible Common Equity	$129,334	$122,285	$122,123	$123,306	$120,589	$125,947	$117,038

Net income	$1,853	$2,966	$1,041	$3,141	$3,269	$5,860	$9,570

Return on average tangible common equity (annualized)	5.70%	9.76%	3.43%	10.11%	10.76%	6.22%	10.93%

*	All share and per share information has been adjusted for a two-for-one stock split completed on November 8, 2019

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	September 30,			September 30,
	2020			2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,121,763	$12,603	4.48%	$998,183	$12,804	5.10%
Investment securities (3)	111,994	867	3.66%	104,878	819	3.71%
Interest-earning deposits with other banks (4)	53,826	37	0.27%	44,925	262	2.31%

Total interest-earning assets	1,287,583	13,507	4.23%	1,147,986	13,885	4.86%

Noninterest-earning assets	66,836			60,261

Total assets	$1,354,419			$1,208,247

Interest-bearing liabilities:
Interest-bearing demand deposits	$149,048	$120	0.32%	$104,212	$103	0.39%
Money market deposits	176,136	312	0.70%	157,691	568	1.43%
Savings deposits	223,507	113	0.20%	196,187	337	0.68%
Certificates of deposit	349,981	1,561	1.77%	394,381	2,165	2.18%
Short-term borrowings	19,740	14	0.28%	5,156	42	3.23%
Other borrowings	17,130	28	0.65%	12,397	92	2.94%

Total interest-bearing liabilities	935,542	2,148	0.91%	870,024	3,307	1.51%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	270,868			197,015
Other liabilities	1,756			3,365
Stockholders’ equity	146,253			137,843

Total liabilities and stockholders’ equity	$1,354,419			$1,208,247

Net interest income		$11,359			$10,578

Interest rate spread (1)			3.32%			3.35%
Net interest margin (2)			3.57%			3.72%
Ratio of average interest-earning assets to average interest-bearing liabilities			137.63%			131.95%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $186 and $185 for the three months ended September 30, 2020 and 2019, respectively.
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	September 30,			June 30,
	2020			2020
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,121,763	$12,603	4.48%	$1,092,095	$12,281	4.53%
Investment securities (3)	111,994	867	3.66%	107,765	840	3.76%
Interest-earning deposits with other banks (4)	53,826	37	0.27%	58,541	34	0.23%

Total interest-earning assets	1,287,583	13,507	4.23%	1,258,401	13,155	4.27%

Noninterest-earning assets	66,836			62,976

Total assets	$1,354,419			$1,321,377

Interest-bearing liabilities:
Interest-bearing demand deposits	$149,048	$120	0.32%	$129,917	$112	0.35%
Money market deposits	176,136	312	0.70%	164,434	381	0.93%
Savings deposits	223,507	113	0.20%	198,967	104	0.21%
Certificates of deposit	349,981	1,561	1.77%	350,298	1,739	2.00%
Short-term borrowings	19,740	14	0.28%	55,973	32	0.23%
Other borrowings	17,130	28	0.65%	15,615	62	1.60%

Total interest-bearing liabilities	935,542	2,148	0.91%	915,204	2,430	1.07%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	270,868			262,575
Other liabilities	1,756			4,311
Stockholders’ equity	146,253			139,287

Total liabilities and stockholders’ equity	$1,354,419			$1,321,377

Net interest income		$11,359			$10,725

Interest rate spread (1)			3.32%			3.20%
Net interest margin (2)			3.57%			3.49%
Ratio of average interest-earning assets to average interest-bearing liabilities			137.63%			137.50%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $186 and $190 for the three months ended September 30, 2020, and June 30, 2020, respectively.
(4)	Includes dividends received on restricted stock.

	For the Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans receivable (3)	$1,065,964	$36,962	4.64%	$1,000,291	$37,998	5.09%
Investment securities (3)	108,551	2,493	3.68%	100,461	2,330	3.71%
Interest-earning deposits with other banks (4)	51,361	216	0.56%	44,985	761	2.26%

Total interest-earning assets	1,225,876	39,671	4.38%	1,145,737	41,089	4.86%

Noninterest-earning assets	64,938			60,695

Total assets	$1,290,814			$1,206,432

Interest-bearing liabilities:
Interest-bearing demand deposits	$130,886	$349	0.36%	$100,822	$263	0.35%
Money market deposits	166,193	1,246	1.00%	170,544	1,880	1.47%
Savings deposits	201,871	443	0.29%	199,829	1,090	0.73%
Certificates of deposit	358,048	5,269	1.97%	368,540	6,162	2.24%
Short-term borrowings	30,174	81	0.36%	17,967	334	2.49%
Other borrowings	15,149	166	1.46%	13,114	283	2.89%

Total interest-bearing liabilities	902,321	7,554	1.12%	870,816	10,012	1.54%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	242,951			196,871
Other liabilities	2,593			4,369
Stockholders’ equity	142,949			134,376

Total liabilities and stockholders’ equity	$1,290,814			$1,206,432

Net interest income		$32,117			$31,077

Interest rate spread (1)			3.26%			3.32%
Net interest margin (2)			3.56%			3.69%
Ratio of average interest-earning assets to average interest-bearing liabilities			135.86%			131.57%

(1)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $565 and $523 for the nine months ended September 30, 2020 and 2019, respectively.
(4)	Includes dividends received on restricted stock.